UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):          January 27, 2010

Cowlitz Bancorporation

(Exact Name of Registrant as specified in its charter)

Washington (State or other jurisdiction of incorporation)	0-23881 (Commission File Number)	91 - 1529841 (IRS Employer Identification No.)

927 Commerce Ave.
Longview, Washington 98632
Address of Principal Executive Office and Zip Code

Registrant's telephone number including area code 360-423-9800

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry Into a Material Definitive Agreement.

Item 8.01      Other Information.

Cowlitz Bancorporation’s wholly-owned subsidiary, Cowlitz Bank, entered into a Stipulation agreeing to the issuance of a Consent Order with the Federal Deposit Insurance Corporation (the “FDIC”) and the Washington Department of Financial Institutions (the “DFI”).  A copy of the Stipulation, and a copy of the Consent Order dated January 27, 2010, are attached as Exhibit 99.1.

Under the terms of the Consent Order, the Bank cannot declare dividends or make distributions to Cowlitz Bancorporation without the prior written approval of the FDIC and the DFI. Other material provisions of the Order require the Bank to:

•         increase the Bank’s Tier 1 leverage capital to 10% of total assets and develop and submit to the FDIC a risk-based capital maintenance plan;

•         maintain and preserve qualified management and notify the FDIC and DFI in advance of proposed changes in senior management and the board of directors;

•         review the Bank’s allowance for loan and lease loss (ALLL) policy and maintain the ALLL at a level proportionate with the risk in its loan portfolio;

•         develop a plan to reduce the amount of construction, development and commercial real estate loans and strictly limit new acquisition, development and construction lending;

•         reduce the Bank’s classified assets, limit extending credit to borrowers that have had loans with the Bank that were classified or charged-off and develop a plan to reduce nonperforming assets;

•         formulate and implement a three-year business plan to improve the Bank’s financial performance;

•         eliminate or correct all violations of law and contraventions of policy;

•         reduce the Bank’s level of brokered deposits and comply with interest rate restrictions on deposit accounts; and

•         prepare and submit plans and progress reports to the FDIC and the DFI on a regular basis.

Although the Bank has agreed to the Order, it has not admitted or denied any unsafe or unsound banking practices, or violations of law or regulation.  The Order is a formal action by the FDIC and DFI requiring the Bank to take corrective measures in a number of areas, but no fines or penalties were imposed as a result of the Order.  The Board of Directors and senior management has adopted, or are in the process of adopting and implementing, plans to address the items identified in the Order.  Subject to the terms of the Order, the Bank will continue to serve its customers in making loans, establishing lines of credit, accepting deposits and processing banking transactions.  All customer deposits remain fully insured to the highest limits set by the FDIC.

The Consent Order will remain in effect until modified or terminated by the FDIC and the DFI.  The description of the Consent Order is qualified in its entirety by reference to the Stipulation and Consent Order, copies of which are attached as Exhibit 99.1 hereto and are incorporated by reference herein in their entirety.

Forward-looking statements:

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  You should not place undue reliance on forward-looking statements and we undertake no obligation to update any such statements. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements.  These forward-looking statements may be identified by the use of words such as “believe,” “expect,” “anticipate,” “should,” “planned,” “estimated,” and “potential.”  Forward-looking statements in this filing relate to the plans to address the items in the Order and our continued service to customers.  Forward-looking statements are base upon current management expectations and are subject to risks and uncertainties.  The Company’s actual results, performance, or achievements may differ materially from those suggested, expressed, or implied by forward-looking statements as a result of many factors including, but not limited to, those identified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 2009, and other filings with the SEC; changes as a result of examinations or visitation of the Company by the Federal Reserve Board and the Bank by the Federal Deposit Insurance Corporation, the Washington State Department of Financial Institutions, Division of Banks, or other regulatory authorities, the availability of resources to respond to the Order; availability and terms of capital needed to achieve levels set by the Order; and the Company’s ability to comply with various provisions in the Order within the timeframes established.

Item 9.01 Financial Statements and Exhibits.

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits.
99.1 Stipulation and Consent Order

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 2, 2010	COWLITZ BANCORPORATION (Registrant) By: /s/ Gerald L. Bricky Gerald L. Brickey Chief Financial Officer